Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01, Changes in Registrant’s Certifying Accountant, of Form 8-K dated November 2, 2004, of Excelsior Venture Partners III, LLC and are in agreement with the statements contained in paragraphs two and three there under. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 2, 2004